FOR IMMEDIATE RELEASE NEWS April 15, 2024 OTCQB: FTCO

FORTITUDE GOLD ANNOUNCES CFO TRANSITIONAL PLAN

Colorado Springs, Colorado – April 15, 2024 – Fortitude Gold Corp. (OTCQB: FTCO) (the “Company”) announces its upcoming transitional plan as Chief Financial Officer Mr. John Labate prepares to retire on June 1, 2024.  Ms. Janet Turner, the current Corporate Controller, will assume the role of Chief Financial Officer at that time.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and dividend yield.

After a successful 40-year career in the mining industry, Mr. Labate has set June 1, 2024, as the date for his upcoming retirement.  Mr. Labate has been instrumental in developing the Company’s financial strategy and structure.  Ms. Janet Turner, a key member of the Fortitude team, will assume the role of Chief Financial Officer at that time setting the stage for a smooth transition.  Ms. Turner, age 42, is a certified public accountant and has served as the Company’s Corporate Controller since March 1, 2021.  Prior to joining the Company, she held positions for Gold Resource Corporation including Financial Reporting Manager and Assistant Controller from December 2016 to February 2021.  Ms. Turner also served in various audit-related roles for EKS&H LLLP, now a part of Plante Moran.  Ms. Turner holds a Bachelor of Science in Accounting from Husson University and a Master of Business Administration from Thomas College.

“I have been privileged to work in this industry over many years and to finish my work career at Fortitude Gold,” stated Mr. John Labate, Fortitude’s CFO.  “Fortitude is positioned well within the industry as Janet prepares to lead as its Chief Financial Officer.”

“It has truly been a pleasure working with John at Fortitude over the past three years as well as the five years we worked together at our previous company,” stated Fortitude Gold’s CEO Jason Reid.  "I feel fortunate I was able to pull John out of retirement twice and he will be missed.  His professionalism, excellent work product and positive impact to the Company and its financial team will continue to have a constructive presence even after his departure.  On behalf of the Board of Directors and team here at Fortitude Gold, we thank John and wish him all the best in retirement.  I am also pleased that our transition plan includes promoting from within the Company and I look forward to continuing to work with Janet as she steps up to the CFO role in June.”

About Fortitude Gold Corp.:

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of seven high-grade gold properties located in the Walker Lane Mineral Belt and an eighth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements: This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release.

Contact:

Greg Patterson

719-717-9825

greg.patterson@fortitudegold.com

www.Fortitudegold.com